UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

CRYO-CELL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Brooker Creek Blvd., Suite 1800, Oldsmar, FL	34677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As of June 11, 2018, Cryo-Cell International, Inc. (“Cryo-Cell”) entered into an Second Amendment to Credit Agreement (the “Second Amendment”) with Texas Capital Bank, National Association, which amended Cryo-Cell’s Credit Agreement dated as of May 20, 2016 to provide for, among other things, an increase in the current outstanding principal amount of the loan from Texas Capital Bank by $9,000,000 to finance a portion of the purchase price of the Cord Purchase, as defined and as further described in Item 2.01 below. In connection therewith, Cryo-Cell executed and delivered to Texas Capital Bank a Second Amended and Restated Promissory Note, in the principal amount of $15,499,999.81, dated as of June 11, 2018 (the “Restated Note”). The foregoing description of the Second Amendment and Restated Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment and Restated Note, copies of which are filed as Exhibits 2.2 and 2.3 to this current report on Form 8-K and the information contained therein is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 11, 2018, Cryo-Cell completed its acquisition of substantially all of the assets (the “Cord Purchase”) of Cord:Use Cord Blood Bank, Inc., a Florida corporation (“Seller”), in accordance with the definitive Asset Purchase Agreement between Cryo-Cell and Seller (the “Purchase Agreement”), including without limitation Seller’s inventory of public cord blood units existing as of the closing date (the “Public Cord Blood Inventory”) and Seller’s shares of common stock of Tianhe Stem Cell Biotechnologies, Inc., an Illinois corporation (the “Tianhe Capital Stock”). Seller was in the business of public and private cord blood and tissue, collection, processing, storage and banking.

The aggregate consideration payable at closing under the Purchase Agreement is $14,000,000, with $10,500,000 payable in cash and the balanced being paid through the delivery to Seller of 465,426 shares of Cryo-Cell’s common stock, par value $0.01 per share (“Common Stock”), at $7.44 per share. In addition, Cryo-Cell assumed certain limited liabilities incurred by Seller in connection with its business that remain unpaid as of the closing date and that directly relate to the services to be provided after closing by Cryo-Cell. Cryo-Cell also assumed certain of Seller’s contracts and the obligations arising therefrom after the closing.

Additionally, Seller is entitled to an earnout from Cryo-Cell’s sale of the Public Cord Blood Inventory from and after closing in excess of certain thresholds, payable in cash and/or additional shares of Common Stock, on the terms set forth in the Purchase Agreement, and, in certain circumstances further described in the Purchase Agreement, Seller also is entitled to a portion of the gross profits generated, or deemed to have been generated, by Cryo-Cell from its ownership of the Tianhe Capital Stock.

The shares of Common Stock were issued to Seller in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) of the Securities Act.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, previously filed as Exhibit 2.1 to the Company’s Report on Form 8-K field on February 20, 2018 and incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)    Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)    Exhibits.

2.1	Asset Purchase Agreement, date May 29, 2018, between Cord:Use Cord Blood Bank, Inc. and Cryo-Cell International, Inc. (filed as Exhibit 2.1 to the Company’s Report on Form 8-K filed on June 4, 2018, and incorporated herein by reference)

2.2	Second Amendment to Credit Agreement dated June 11, 2018

2.3	Second Amended and Restated Promissory Note dated June 11, 2018

99.1	Press release announcing the closing of the acquisition dated June 15, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.

Dated: June 15, 2018	By:	/s/ David Portnoy
David Portnoy Chairman and Co-Chief Executive Officer